EXHIBIT 2.2

                            ARTICLES OF INCORPORATION
                                       OF
                          INTELLIGENT MOTOR CARS, INC.

         The undersigned does hereby subscribe to, acknowledge and file the following Articles of Incorporation for the purpose of creating a corporation under the laws of the State of Florida.

                                    ARTICLE I

                                      NAME
                                      ----

         The name of this corporation is INTELLIGENT MOTOR CARS, INC.

                                   ARTICLE II

                                     PURPOSE
                                     -------

         This corporation is organized for the purpose of transacting any and all lawful business permitted under the laws of Florida.

                                   ARTICLE III

                                  CAPITAL STOCK
                                  -------------

         This corporation is authorized to issue five hundred (500) shares of One ($1.00) Dollar par value common stock, which shall be designated as "Common Shares." All of said stock shall be payable in cash, property (real or personal) or labor or services in lieu thereof at a just valuation to be fixed by the Board of Directors.

                                   ARTICLE IV

                                    DURATION
                                    --------

         This corporation shall commence its corporate existence on the date of filing of these Articles of Incorporation with the Secretary of State and shall exist perpetually thereafter until sooner dissolved according to law.

                                    ARTICLE V

                  INITIAL BUSINESS OFFICE AND REGISTERED AGENT
                  --------------------------------------------

         The street address of the initial business office of this corporation is 105 NW 5 Avenue, Fort Lauderdale, FL 33311, and the name of the initial

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registered agent of this corporation is Francis X. Maloney, Jr., whose address is 105 NW 5 Avenue, Fort Lauderdale, FL 33311.

                                   ARTICLE VI

                     INITIAL BOARD OF DIRECTORS AND OFFICERS
                     ---------------------------------------

         This corporation shall have two (2) directors initially. The number of directors may be either increased or diminished from time to time by the By-Laws, but shall never be less than one (1). The names and addresses of the directors of this corporation are:

                             Francis X. Maloney, Jr.
                                 105 NW 5 Avenue
                            Fort Lauderdale, FL 33311

                                 John Schreiber
                                 105 NW 5 Avenue
                            Fort Lauderdale, FL 33311

         The initial officer(s) of the corporation will be:

         President:              Francis X. Maloney, Jr.
                                 105 NW 5 Avenue
                                 Fort Lauderdale, FL 33311

         Vice President:         John Schreiber
                                 105 NW 5 Avenue
                                 Fort Lauderdale, FL 33311

         Secretary/Treasurer:    John Schreiber
                                 105 NW 5 Avenue
                                 Fort Lauderdale, FL 33311

                                   ARTICLE VII

                                  INCORPORATOR
                                  ------------

         The name and address of the person signing these articles is:

                             Francis X. Maloney, Jr.
                                 105 NW 5 Avenue
                            Fort Lauderdale, FL 33311

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                                  ARTICLE VIII

                                 INDEMNIFICATION
                                 ---------------

         The corporation shall indemnify any officer or director of any former officer or director, to the fullest extent permitted by law either now existing or hereafter enacted.

                                   ARTICLE IX

                                     BY-LAWS
                                     -------

         The power to adopt, alter, amend or repeal By-Laws shall be vested in the Board of Directors and the Shareholders, but the Board of Directors may not alter, amend or repeal any By-Laws adopted by the Shareholders.

                                    ARTICLE X

                                   AMENDMENTS
                                   ----------

         This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment hereto, and any right conferred upon the shareholders is subject to this reservation.

         IN WITNESS WHEREOF, the undersigned as incorporator has executed these Articles of Incorporation this ____ day of _______________, 19___.



                                      By:      /s/  Francis X. Maloney, Jr.
                                               ----------------------------
                                               President/Incorporator


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            CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR
           THE SERVICE OF PROCESS WITHIN THE STATE, NAMING AGENT UPON
                           WHOM PROCESS MAY BE SERVED


         In pursuance of Chapter 48.091, Florida Statutes, the following is submitted, in compliance with said Act:

         First-that INTELLIGENT MOTOR CARS, INC., desiring to organize under the laws of the State of Florida with its principal office, as indicated in the Articles of Incorporation at 105 NW 5 Avenue, Fort Lauderdale, FL 33311 (Broward County, has named Francis X. Maloney, Jr., whose address is 105 NW 5 Avenue, Fort Lauderdale, FL 33311, as its agent to accept service of process within this State.

ACKNOWLEDGMENT:

         Having been named to accept service of process for the above state corporation, at place designated in this certificate, I hereby accept to act in this capacity, and agree to comply with the provision of said Act relative to keeping open said office.



                                                     -----------------------
                                                     Francis X. Maloney, Jr.
                                                     (Registered Agent)

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